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                                                                 EXHIBIT 10.009

                          AGREEMENT TO TERMINATE LEASE


This Agreement to Terminate Lease (the "Agreement") is made as of November 6, 2000, by and between AMB PROPERTY, L.P., a Delaware limited partnership ("Lessor"), and CYGNUS, INC., a Delaware corporation ("Lessee"), with reference to the following facts.


                                    RECITALS

         WHEREAS, Lincoln Menlo Associates Limited, a California limited partnership ("Lincoln") Lessor and Lessee, have entered into that certain Lease Agreement dated October 15, 1991, and that certain First Amendment dated June 30, 1994, and that certain Second Amendment dated August 25, 1995, and that certain Third Amendment dated August 23, 1996, and that certain Fourth Amendment dated July 20, 1999 (collectively, "the Lease"), whereby Lincoln leased to Lessee and Lessee leased from Lincoln approximately 22,237 rentable square feet in those certain premises located at 1255 Hamilton Court, Menlo Park, California 94025 (the "Premises");

         WHEREAS, Lincoln has assigned its interest in the Lease to Lessor;

         WHEREAS, pursuant to the Lease, the Lease Term for the Premises would end on October 31, 2001;


         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. RECITALS. Lessor and Lessee hereby agree that the recitals set forth hereinabove are true and correct and incorporated into this Agreement.

         2. LEASE TERMINATION. Lessor and Lessee hereby agree to terminate the Lease as of November 30, 2000 (the "Termination Date"). On or before the Termination Date, Lessee shall vacate and surrender possession of the Premises to Lessor in accordance with the provisions of the Lease.

                  Lessor and Lessee hereby acknowledge and agree that Lessor has applied Lessee's security deposit in the amount of Seventeen Thousand Seven Hundred Ninety and 00/100 Dollars ($17,790.00) to the last month's base rent.

         Upon termination of the Lease, the vacation and surrender of the Premises by Lessee, and completion of the Termination Conditions (defined in Paragraph 3 below) of this Agreement, Lessor and Lessee shall have no further rights, obligations or claims with respect to each other arising from this Agreement or the Lease, except for those obligations of Lessee under the Lease which are expressly required to survive and continue after the termination or expiration of the Lease. Lessee and Lessor hereby acknowledge and agree that certain obligations of Lessee survive the termination or expiration of the Lease, pursuant to the terms and provisions of the Lease, and the parties further agree that it is the intention of Lessee and Lessor that this Agreement not affect such ongoing obligations of Lessee.

         3. TERMINATION CONDITIONS. The following conditions shall be conditions to the termination of the Lease (collectively, the "Termination Conditions"):

                  A. PERFORMANCE BY LESSEE. Performance by Lessee through the Termination Date of all obligations required to be performed by Lessee under the Lease, as and when such obligations are required to be performed under the Lease, including, without limitation, the payment of Rent, Additional Rent and any other sums required to be paid by Lessee to Lessor. Upon execution of this document, Lessee shall pay all obligations through November 30, 2000. Lessee shall not be responsible for replacement or repairs of carpet or for repainting the Premises.

                  B. SURRENDER OF THE PREMISES. Lessee's vacating the Premises and Lessee's surrender of the Premises to Lessor in accordance with the provisions of the Lease by the Termination Date, including, without limitation, the removal by Lessee of all of its personal property and to the extent required by Lessor, the removal of any fixtures or improvements to the Premises, and the repair and restoration of the Premises to the satisfaction of Lessor.

                  The Termination Conditions are conditions for the sole benefit of Lessor and may, at the sole discretion of Lessor, be waived by Lessor. If any or all of the Termination Conditions are not satisfied as required, then Lessor may terminate this Agreement and reinstate the Lease (in which event the Lease shall remain in full force and effect) or Lessor may consider the Lease terminated as of the Termination Date; provided, in either instance, Lessee shall immediately pay to Lessor any and all damages arising from such failure by Lessee, including without limitation, all costs and expenses incurred by Lessor in connection with the leasing of the Premises to any new lessee (hereafter defined) (including, without limitation, all costs related to the planning and installation of any lessee improvements contemplated for the new lessee in the Premises), consequential and punitive damages, regardless of the speculative nature of such damages, subject to Paragraph 3A above.

         4. ABANDONED PROPERTY. In addition to any rights Lessor may have under the Lease or this Agreement, Lessor, at its sole option, may deem any furniture, fixtures, shelving, cabinets, tables, equipment, lighting, and other fixtures or personal property in, on or attached to the Premises and remaining in or on the Premises after the Termination Date (the "Abandoned Property"), whether or not belonging to Lessee, to be abandoned, and Lessor may dispose of the Abandoned Property as it in its sole discretion deems appropriate. Lessee shall not be entitled to any proceeds received by Lessor as a result of the disposition of the Abandoned Property. Lessee waives, to the greatest extent permitted by law, all of its rights under California Civil Code Sections 1980, et. seq, as the same may be amended from time to time, and any related and successor statutes thereto.

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         5. LESSEE'S REPRESENTATIONS AND WARRANTIES. Lessee hereby represents and warrants to Lessor the following, each of which shall survive the termination of the Lease, the vacation and surrender of the Premises, the surrender of the Lease and Lessee's leasehold estate, and the termination of this Agreement:

                  A. Lessee has not made any assignment, sublease, transfer, conveyance or other disposition of the Lease, Lessee's leasehold estate, the Premises, any other rights, title, interest under or arising by virtue of the Lease, or of any claim, demand, obligation, liability, action or cause of action arising from or pursuant to the Lease or arising from any rights of possession arising under or by virtue of the Lease, Lessee's leasehold estate, or the Premises.

                  B. The person or entity executing this Agreement on behalf of Lessee has the full right and authority to execute this Agreement on behalf of said party and to bind said party without the consent or approval of any other person or entity.

                  C. Lessee has the full power, capacity, authority and legal right to execute and deliver this Agreement.

                  D. This Agreement is legal, valid and binding upon Lessee and Lessor, and this Agreement is enforceable in accordance with its terms.

                  E. Lessee has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially, all of its assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, (v) admitted in writing to its inability to pay its debts as they become due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

         6. All capitalized terms used herein and not otherwise defined herein shall have the same meaning ascribed to such terms as set forth in the Lease.

         7. General Provisions.

                  A. Time is of the essence in the performance of the parties' respective obligations set forth in this Agreement.

                  B. Notices shall be deemed given when received or when receipt is refused. Notices shall be sent by U.S. mail, registered or certified, return receipt requested, postage prepaid or by overnight delivery service showing receipt of delivery. If to Lessee, notices shall be sent to: Cygnus, Inc., 400 Penobscot Drive, Redwood City, California 94063, and if to Lessor: to Legacy Partners Commercial, Inc., 933 Hamilton Avenue, Menlo Park, California 94025;
Attention: Sheryn Cockett. If at any time either party should change its address, such party shall deliver, written notice thereof to the other party together with the designation of the new address.

                  C. This Agreement constitutes the entire understanding of the parties and all prior agreements, representations, and understandings between the parties, whether oral or written, are deemed null, all of the foregoing having been merged into this Agreement. The parties acknowledge that each party and/or its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement or any amendments or exhibits to this Agreement or any document executed and delivered by either party in connection with this Agreement.

                  D. Lessee may not assign its rights, obligations and interest in this Agreement to any other person or entity, without Lessor's written consent thereto. Any attempted assignment shall be null and void. This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and assigns.

                  E. If for any reason, any provision of this Agreement shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Agreement.

                  F. This Agreement shall be governed by and construed under the laws of the State of California.

                  G. Any and all addenda attached hereto and either signed or initialed by the parties shall be deemed a part hereof. This Agreement, including addenda, if any, expresses the entire agreement of the parties and supersedes any and all previous agreements between the parties with regard to the Premises and the Lease. There are no other understandings, oral or written, which in any way alter or enlarge its terms, and there are no warranties or representations of any nature whatsoever, either expressed or implied, except as may be set forth herein. Any and all future modifications of this Agreement will be effective only if they are in writing and signed by the parties hereto. The terms and conditions of any and all addenda attached hereto and any and all future modifications of this Agreement shall supersede and replace any inconsistent provisions in this Agreement.

                  H. This Agreement may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original.

                  I. In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the nonprevailing party for all reasonable costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above in this Agreement.

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LESSEE:

CYGNUS, INC.,
a Delaware Corporation

By:               /s/ CRAIG W. CARLSON
         --------------------------------------------

Its:              SR. VP, FINANCE & CFO
         --------------------------------------------

Date:             11/27/00
         --------------------------------------------

By:               /s/ BARBARA G. MCCLUNG
         --------------------------------------------

Its:              SR. VP & GENERAL COUNSEL & SECRETARY
         ---------------------------------------------

Date:             11/27/00
         --------------------------------------------

LESSOR:

AMB PROPERTY, L.P.,
a Delaware limited partnership

By:      AMB PROPERTY CORPORATION,
         a Maryland corporation, its general partner

         By:               /s/ GAYLE STARR
                  -----------------------------------
                  Gayle Starr

         Its:     Vice President

Date:             12/7/00
         --------------------------------------------


If Lessee is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice-president AND the secretary or assistant secretary, UNLESS the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.


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